Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form F-1 (No. 333-288062) of our report dated March 17, 2026, relating to the financial statements of IceCure Medical Ltd. appearing in the Annual Report on Form 20-F of IceCure Medical Ltd. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certiﬁed Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 13, 2026